UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 22, 2008, KEMET Corporation (“Kemet” or the “Company”) issued a News Release announcing a cost savings plan which includes the elimination of approximately 1,500 manufacturing positions throughout the business.  The Company currently expects that net sales will decline approximately fourteen to seventeen percent in the third fiscal quarter ending December 31, 2008, as compared to the second fiscal quarter ended September 30, 2008.  As a result, Kemet is taking several initiatives to minimize the impact of the downturn in the world economy.  The job reductions will begin immediately and are expected to be completed in January 2009.  The one-time termination benefits to be incurred are estimated at $2.0 million and will be accrued in the quarter ending December 31, 2008.  The expected future cash expenditures are estimated to be approximately $2.0 million.

A copy of this News Release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release, dated December 22, 2008 issued by the Company.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2008	KEMET Corporation

/s/ WILLIAM M. LOWE, JR._

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer